Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-282058) of Public Service Company of Oklahoma of our report dated February 13, 2025 relating to the financial statements of Public Service Company of Oklahoma, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
February 13, 2025